UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HARRIS ASSOCIATES INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

111 S. Wacker Drive, Suite 4600 Chicago, Illinois 60606-4319
(Address of Principal Executive Offices)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

May XX, 2016

Dear Shareholder:

Our records show that we have not yet received your vote.  In March, we mailed you a Proxy Statement seeking your vote on several important proposals, including electing the Board of Trustees and improving the operations of the Oakmark Funds.

Please cast your vote

prior to the shareholder meeting on May 20th

We value your time and have organized a simple voting process.  Voting only takes a few minutes by phone, online or by mailing the enclosed proxy form.  The Proxy Statement, which is available at Oakmark.com, describes the matters requiring your vote, including a comprehensive Question and Answer section.  You may also speak to us by telephone at 1-866-612-1831.

Vote your proxy today.  Voting now helps the Funds avoid the additional expense of multiple communications and phone calls.  The Board of Trustees unanimously recommends that shareholders vote “FOR” each proposal.

Your vote is important.  We really need your vote!  Thank you for your prompt attention to this matter.  If you have already voted, we appreciate your participation.

Sincerely,

Kristi Rowsell

President, Oakmark Funds

The Oakmark Funds are distributed by Harris Associates Securities L.P. Member FINRA. Before investing in any Oakmark Fund, you should carefully consider the Fund’s investment objectives, risks, management fees and other expenses. This and other important information is contained in a Fund’s prospectus and summary prospectus. Please read the prospectus and summary prospectus carefully before investing. For more information, please visit Oakmark.com or call 1-800-OAKMARK (625-6275).

111 South Wacker Drive, Suite 4600, Chicago, IL 60606 • 312.646.3600 • Oakmark.com

VOTE YOUR PROXY TODAY

Please cast your vote prior to the shareholder meeting on May 20th.

In March, we mailed you a Proxy Statement seeking your vote on several important proposals, including electing the Board of Trustees and improving the operations of the Oakmark Funds.  The Proxy Statement describes the matters requiring your vote, including a comprehensive Question and Answer section.

Your vote is important.

We value your time and have organized a simple voting process.  Voting only takes a few minutes by phone (1-800-337-3503), online (www.proxy-direct.com) or by mailing your proxy card.  You may also speak to us by telephone at 1-866-612-1831.

We really need your vote!

Voting promptly helps the Funds avoid the additional expense of multiple communications and phone calls.  The Board of Trustees unanimously recommends that shareholders vote “FOR” each proposal.